Exhibit 99.4

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on December 9, 2016.
Vote by Internet • Go to www.investorvote.com/YDKN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain	+
1.	PROPOSAL to approve the adoption of the merger agreement and the merger of Yadkin with and into F.N.B. The Board of Directors recommends you vote FOR the following:	☐	☐	☐
		For	Against	Abstain
2.	PROPOSAL to approve, in an advisory (non-binding) vote, of the merger-related named executive officer compensation proposal. The Board of Directors recommends you vote FOR the following:	☐	☐	☐
		For	Against	Abstain

3.	PROPOSAL to adjourn the Yadkin Financial Corporation Special Meeting, if necessary or appropriate, to solicit additional proxies to approve adoption of the merger agreement and the merger.	☐	☐	☐

4.

OTHER BUSINESS. The proxies are authorized to vote in their discretion upon such other business as may be properly brought before the Special Meeting or any adjournment thereof. The Board of Directors of Yadkin Financial Corporation currently knows of no other business to be presented.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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Special Meeting Admission Ticket

Special Meeting of

Yadkin Financial Corporation Shareholders

December 9, 2016, 10:00 a.m. Eastern Time

Raleigh Marriott Crabtree Valley

4500 Marriott Drive

Raleigh, NC 27612

Upon arrival, please present this admission ticket and

photo identification at the registration desk.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

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Proxy — Yadkin Financial Corporation

FORM OF PROXY SOLICITED FOR SPECIAL MEETING

OF SHAREHOLDERS OF

YADKIN FINANCIAL CORPORATION VOTING COMMON STOCK

To be held on December 9, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Scott M. Custer and Terry S. Earley, and each of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Yadkin Financial Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Yadkin Financial Corporation to be held on December 9, 2016 at Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, NC 27612 at 10:00 A.M., local time, and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each respective Proposal herein. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Special Meeting, please complete, sign, date, and return this proxy. You may revoke your proxy at any time before it is voted by giving written notice of revocation to Yadkin Financial Corporation’s Secretary, or by filing a properly executed proxy card of a later date with Yadkin Financial Corporation’s Secretary, at or before the Special Meeting. You may also revoke your proxy by attending and voting your shares in person at the Special Meeting.

(Items to be voted appear on reverse side.)